Exhibit 10.3

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE is made and entered into as of March             , 2006, by and between 12th & NEWPORT PARTNERS LLC, a Washington limited liability company (“Landlord”), and APPLIED PRECISION, LLC, a Washington limited liability company (“Tenant”).

RECITALS:

A.     Landlord’s predecessor in title CWO/TCEP II Joint Venture #1, a Texas joint venture, and Tenant entered into that certain Lease Agreement dated January 3, 1996, with respect to the lease by Tenant of the 53,566 square foot premises described therein, located at 1040 12th Avenue NW in Issaquah, Washington, more particularly described on EXHIBIT A attached hereto (the “Premises”). The said lease was amended by First Amendment to Lease dated June 10, 1996. Such lease, as so amended, is referred to herein as the “Lease.”

B.     The initial term of the Lease will expire on May 31, 2006. The Lease provides, in Paragraph 29 thereof, for two five-year extensions of the term of the Lease upon certain terms and conditions set forth therein, including the determination by the parties of the Fair Market Rental of the Premises. Tenant has exercised its option to renew the Lease for the first Extended Term, and the parties have agreed to the Fair Market Rental to apply during such term. Accordingly, Landlord and Tenant desire to set forth herein their mutual agreement with respect to such terms.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Extension of Term. The term of the Lease is hereby extended for the Extended Term beginning on June 1, 2006 and ending on May 31, 2011 (the “First Extended Term”). Tenant has one further option to renew the Lease for five (5) years.

2.     Monthly Base Rent. The Monthly Base Rent payable during the First Extended Term shall be as follows:

Period	Annual Rate Per Square Foot	Monthly Base Rent
June 1, 2006-May 31, 2007	$13.50	$60,261.75
June 1, 2007-May 31, 2008	$13.91	$62,069.60
June 1, 2008-May 31, 2009	$14.32	$63,931.69
June 1, 2009-May 31, 2010	$14.75	$65,849.64
June 1, 2010-May 31, 2011	$15.19	$67,825.13

3. Abated Rent. Tenant shall be not be required to pay Monthly Base Rent for the first one and one-half months of the First Extended Term. On or before July 15, 2006 Tenant shall pay to Landlord an amount equal to one half of a full month’s monthly base for the month of July 2006.

4.     Tenant Improvement Allowance. Landlord shall reimburse Tenant for actual hard and soft out-of-pocket construction costs incurred by Tenant in performing improvements to the Premises during the first year of the first Extended Term, in an amount not to exceed $9.00 per rentable square foot of area in the Premises. All such improvements must be approved by Landlord, which approval shall not be unreasonably withheld, and performed by Tenant in accordance with the terms of Section 8A of the Lease. Such reimbursement shall be made within thirty (30) days after Landlord receives an accounting of such costs, accompanied by copies of paid invoices and full lien releases from all persons and entities performing such improvements. Landlord shall not be obligated to pay any such reimbursement while Tenant is in default under the Lease. Landlord has no obligation to alter or improve the Premises in connection with the First Extended Term, and Tenant confirms that Landlord has maintained the Premises as required by the terms of the Lease and that Landlord is not in any respect in default under the Lease.

5.     Tenant’s Broker. Tenant shall be solely responsible for the payment of any commissions due and owing to Tenant’s broker Washington Partners, Inc. in connection with the extension of the Lease described herein and shall indemnify, defend and hold Landlord harmless with respect thereto.

6.     Counterparts. This document may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

7.     No Other Modifications. Except as expressly provided herein, the Lease is unmodified and shall continue in full force and effect

IN WITNESS WHEREOF, this instrument is executed as of the date shown above.

LANDLORD:

12th & NEWPORT PARTNERS LLC, by Stillwater Holdings LLC, Its Manager

By Viking Ventures LLC, Its Manager

By:	/s/ Illegible Signature
Its:	Managing Member

TENANT:

APPLIED PRECISION, LLC

By:	/s/ Ronald Seubert
Its:	CEO

STATE OF WASHINGTON	)
) ss.
COUNTY OF King	)

On this   5th   day of   April  , 2006, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared C. David Taylor, acting as the managing member of Viking Ventures LLC, which is the manager of Stillwater Holdings LLC, the manager of 12th & NEWPORT PARTNERS LLC, the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

/s/ Tom W. Grossi
Signature

(seal)	Tom W. Grossi
Print Name

NOTARY PUBLIC in and for the State of Washington, residing at Sammamish . My commission expires 2/2/10 .

STATE OF WASHINGTON	)
) ss.
COUNTY OF King	)

On this   12th   day of April, 2006, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared Ronald C. Seubert known to me to be the CEO of APPLIED PRECISION, LLC, the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

/s/ Kathleen Sue Squires
Signature

(seal)	Kathleen Sue Squires
Print Name

NOTARY PUBLIC in and for the State of Washington, residing at Edmonds, WA . My commission expires 7/25/08 .